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                                                                    EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BENTON OIL AND GAS COMPANY

     BENTON OIL AND GAS COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was duly adopted and approved by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, including the adoption of appropriate director resolutions, transmittal of the required notice to stockholders and approval by the holders of a majority of outstanding stock entitled to vote thereon at a meeting held June 30, 1998:

     RESOLVED, that Article 4.A. of the Certificate of Incorporation of Benton Oil and Gas Company is hereby amended by striking Article 4.A. in its entirety and replacing it with the following:

               A. Common Stock. Eighty million (80,000,000) shares of the par value of $.01 each;

     IN WITNESS WHEREOF, Benton Oil and Gas Company has caused this Certificate to be signed by A.E. Benton, its Chairman of the Board, President and Chief Executive Officer, and attested by Toni L. Jackson, its Secretary, this 13th day of July, 1998.

                                      BENTON OIL AND GAS COMPANY


                                      By:  /s/ A.E. Benton
                                           -------------------------------------
                                           A.E. Benton, Chairman of the Board,
                                           President and Chief Executive Officer

Attest:


/s/ Toni L. Jackson
-----------------------------
Toni L. Jackson, Secretary